Exhibit 10.3

Execution Version

TERMINATION AGREEMENT
(East Texas Marketing Agreement)
This TERMINATION AGREEMENT (“Termination Agreement”) is entered into this 1st day of May, 2025, to be effective as of January 1, 2026 (the “Effective Date”), by and between DK Trading & Supply, LLC, a Delaware limited liability company (“DKTS”) and Delek Marketing & Supply, LP, a Delaware limited partnership (“Delek Marketing”). DKTS and Delek Marketing are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, Delek Refining, Ltd. and Delek Marketing entered into that certain Marketing Agreement, dated as of November 7, 2012, as amended by that certain First Amendment to Marketing Agreement dated as of July 26, 2013, and that certain Second Amendment to Marketing Agreement dated as of December 19, 2016 (the “Marketing Agreement”);
WHEREAS, pursuant to that certain Omnibus Assignment & Assumption Agreement dated as of September 13, 2022, between DKTS and Delek Refining, Ltd., Delek Refining, Ltd. assigned the Marketing Agreement to DKTS; and

WHEREAS, in connection with the entry into that certain Contribution, Conveyance and Assumption Agreement by and among the Parties, Delek Logistics Partners, LP, and solely for the purposes of Article VIII, Delek US Holdings, Inc. on even date herewith, the Parties hereto desire to terminate the Marketing Agreement as provided herein.

NOW, THEREFORE, the Parties hereto, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agree as follows:
1.Termination. Effective as of 11:59 p.m. on the Effective Date, the Marketing Agreement is irrevocably terminated, and all rights and privileges granted therein are irrevocably relinquished and surrendered, and all liabilities, obligations and duties owed or required to be performed thereunder are irrevocably waived, released, and discharged, except for any amounts owed to Delek Marketing by DKTS in connection with any services provided pursuant to the Marketing Agreement prior to the Effective Date. The Parties acknowledge that the termination contemplated hereby expressly includes even those provisions of the Marketing Agreement that are, by the terms of the Marketing Agreement, to survive termination except for Delek Marketing’s right to payment, the terms of payment for services provided pursuant to the Marketing Agreement prior to the Effective Date, and any rights and obligations of the Parties expressly designated under Section 10.1 of the Marketing Agreement. The Parties hereby waive any applicable term or condition of the Marketing Agreement or other contract, agreement, or understanding, which may serve to prohibit, delay, or otherwise impede the intent of this Termination Agreement, including the waiver of any advance notice of termination required (if any) under the Marketing Agreement.
2.Representations of DKTS.
a.Organization; Authority. DKTS is duly organized, validly existing, and in good standing as a limited liability company under the laws of the state of Delaware. DKTS has all requisite power and authority to enter into this Termination Agreement. All limited liability company action on the part of DKTS necessary for the authorization, execution, delivery, and performance of this Termination Agreement has been taken prior to the Effective Date.
b.Binding Effect. This Termination Agreement has been duly and validly executed and delivered, and assuming the due execution and delivery by Delek Marketing, constitutes the valid and binding obligation of DKTS, enforceable against DKTS in accordance with its terms except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally or by equitable principles and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions.
3.Representations of Delek Marketing.
a.Organization; Authority. Delek Marketing is duly organized, validly existing, and in good standing as a limited partnership under the laws of the state of Delaware. Delek Marketing has all requisite power and authority to enter into this Termination Agreement. All limited partnership action on the part of Delek Marketing necessary for the authorization, execution, delivery, and performance of this Termination Agreement has been taken prior to the Effective Date.
b.Binding Effect. This Termination Agreement has been duly and validly executed and delivered, and assuming the due execution and delivery by DKTS, constitutes the valid and binding obligation of Delek Marketing, enforceable against Delek Marketing in accordance with its terms except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally or by equitable principles and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions.
4.Mutual Release of Claims. Except for claims related to payment due or payable to Delek Marketing under the Marketing Agreement prior to the Effective Date of this Termination Agreement, in consideration of the covenants, agreements, and undertakings of the Parties under this Termination Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, partners, successors, and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, partners, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Termination Agreement arising out of or relating to the Agreement, except for any Claims relating to rights and obligations preserved by, created by, or otherwise arising out of this Termination Agreement (including any surviving indemnification obligations under the Marketing Agreement).
5.Amendments. No amendment of any provision of this Termination Agreement shall be valid unless the same shall be in writing and executed by DKTS and Delek Marketing.
6.Successors and Assigns. This Termination Agreement and all of the covenants and agreements contained herein and the rights, interests or obligations hereunder, by or on behalf of any of the Parties, shall bind and inure to the benefit of the respective successors and assigns of the Parties whether so expressed or not.
7.Applicable Law. This Termination Agreement and any claim, controversy or dispute arising out of or related to this Termination Agreement, any of the transactions contemplated hereby, the relationship of the Parties, and/or the interpretation and enforcement of the rights and duties of the Parties, whether arising in contract, tort, equity or otherwise, shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to Texas’s conflict of laws rules.
8.Counterparts. This Termination Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile or other electronically transmitted copies shall be deemed originals and may be relied upon as such by the Parties.

9.Entire Agreement. This Termination Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Termination Agreement has been duly executed the day and year first above written.
DKTS:

DK TRADING & SUPPLY, LLC

By:    /s/ Patrick Reilly
Name:    Patrick Reilly
Title:     EVP and Chief Commercial Officer

[Signature Page to Termination Agreement (East Texas Marketing Agreement]

DKTS:

DK TRADING & SUPPLY, LLC

By:    /s/ Mark Hobbs
Name:    Mark Hobbs
Title:     EVP and Chief Financial Officer

[Signature Page to Termination Agreement (East Texas Marketing Agreement]

DELEK MARKETING:

DELEK MARKETING & SUPPLY, LP

By: Delek Marketing GP, LLC, its General Partner

By:    /s/ Reuven Spiegel
Name:    Reuven Spiegel
Title:     EVP, DKL

[Signature Page to Termination Agreement (East Texas Marketing Agreement]

DELEK MARKETING:

DELEK MARKETING & SUPPLY, LP

By: Delek Marketing GP, LLC, its General Partner

By:    /s/ Robert Wright
Name:    Robert Wright
Title:     SVP and deputy Chief Financial Officer

[Signature Page to Termination Agreement (East Texas Marketing Agreement]